UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135
(Commission File Number)	(IRS Employer Identification No.)

1950 Excel Drive Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

           The 2013 Annual Meeting of Shareholders of Winland Electronics, Inc. (the “Company”) was held on May 7, 2013.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal 1 –	The shareholders elected each of the six director nominees to the Board of Directors to serve for one-year terms or until their successors are elected and qualified, as follows:

	For	Withheld

Lorin E. Krueger	1,421,175	126,219
David A. Gagne	1,516,778	30,616
Thomas J. Goodmanson	1,515,675	31,719
Thomas J. Brady	1,515,455	31,939
Thomas Braziel	1,529,450	17,944
Matthew D. Houk	1,450,528	96,866

Proposal 2 –	The shareholders set the number of directors to sit on the Company’s Board of Directors at six.

For	3,059,819
Against	303,912
Abstain	1,878
Broker Non-Vote	N/A

Proposal 3 –	The shareholders approved the Winland Electronics, Inc. 2013 Equity Incentive Plan.

For	973,106
Against	572,737
Abstain	1,551
Broker Non-Vote	1,818,215

Proposal 4 –	The shareholders approved a non-binding resolution approving the compensation of the Company’s named executive officers.

For	954,143
Against	571,663
Abstain	21,588
Broker Non-Vote	1,818,215

Proposal 5 –	The shareholders made a non-binding approval that the frequency with which shareholders shall be entitled to have an advisory vote on executive compensation should be every two years.

One Year	1,095,766
Two Years	438,408
Three Years	10,895

Proposal 6 –	The shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for 2013.

For	3,354,892
Against	5,747
Abstain	4,970
Broker Non-Vote	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2013

WINLAND ELECTRONICS, INC.

	By	/s/ Brian D. Lawrence
Brian D. Lawrence
Chief Financial Officer and
Senior Vice President